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                                                                     Exhibit 5.1

                           [PERKINS COIE LETTERHEAD]


July 22, 2004


Pyramid Breweries Inc.
91 South Brougham Way
Seattle, Washington
98134

Re: Registration Statement on Form S-8 of Shares of Common Stock, par value $0.01 per share, of Pyramid Breweries Inc.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which Pyramid Breweries Inc. (the "Company") is filing with the Securities and Exchange Commission with respect to an aggregate of up to 1,248,600 shares of common stock, par value $0.01 per share, of the Company (the "Shares"), up to 898,600 of which may be issued pursuant to the Company's 2004 Equity Stock Incentive Plan (the "Plan") and up to 350,000 of which may be issued pursuant to Restricted Stock [Unit] Award Agreements between the Company and John Lennon (the "Agreement").

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plan or the Agreement as original issuance shares have been duly authorized and that, upon the due execution by the Company of any certificates representing such Shares, the registration by its registrar of such Shares and the sale thereof, and the receipt of consideration therefor, by the Company in accordance with the terms of the Plans or the Agreement, respectively, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PERKINS COIE LLP